QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement 333-136105 on Form S-8 of our report dated March 12, 2008 relating to the consolidated financial statements of California Coastal Communities, Inc. and subsidiaries (the "Company") and the effectiveness of California Coastal Communities, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of California Coastal Communities, Inc. and subsidiaries for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Costa Mesa, California
March 12, 2008

QuickLinks

  EXHIBIT 23.1